Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Zapp Electric Vehicles Group Limited on Form S-8 of our report, dated January 30, 2025, with respect to the consolidated financial statements of Zapp Electric Vehicles Group Limited and subsidiaries as appeared in Zapp Electric Vehicles Group Limited’s Form 20-F for the year ended September 30, 2024.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

London, United Kingdom

March 12, 2025